
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         DEC-31-1998
<CASH>                                               248,838
<SECURITIES>                                         1,952,000
<RECEIVABLES>                                        000
<ALLOWANCES>                                          000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,114,179
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       4,883,733 <F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           3,493,563
<TOTAL-LIABILITY-AND-EQUITY>                         4,883,733<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     362,823<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     420,576<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   96,058
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (556,788)<F5>
<EPS-PRIMARY>                                        (11.02)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $3,999 of Tenant security deposits,  Investments in Local Limited Partnerships of $1,351,071, Deferred charges of $42,727, Bond trusts of $107,572, Mortgagee escrow deposits of $12,143, Replacement reserve escrow of $6,398, Other assets of $41,806 and Accounts receivable, net of $3,000. <F2>Included in total liability and equity is Accounts payable to affiliates $11,281, Accounts payable and accrued expenses of $37,863, Accrued interest of $68,819, Tenant security deposits payable of $3,809 and $58,398 of Minority interest in Local Limited Partnership. <F3>Total revenue includes Rental of $167,781, Investment of $94,321 and Other of $100,721. <F4>Included in other expenses is General and administrative of $292,760, Rental operations, exclusive of depreciation of $62,749, Depreciation of $30,546 and Amortization of $25,934. Adjustment to provision for valuation of investments in Local Limited Partnership $8,587. <F5>Net loss reflects Equity in losses of Local Limited Partnerships of $403,168 and Minority interest in loss of Local Limited Partnership of $191.

